UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
October 27, 2016

GIGAMON INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35957	26-3963351
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3300 Olcott Street
Santa Clara, California 95054
(Address of principal executive offices, including zip code)
(408) 831-4000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
Gigamon Inc. (the “Company”) is filing this Amendment No. 1 on Form 8-K/A to amend the Company’s Current Report on Form 8-K, originally filed with the Securities and Exchange Commission on October 27, 2016 (the “Original Filing”), to disclose the subsequent entry into a mutual separation and release agreement by the Company and its former chief financial officer, Michael J. Burns, in connection with his resignation. Mr. Burns’ resignation was disclosed in the Original Filing. Except as stated herein, the Original Filing shall remain in effect.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 9, 2016, in connection with Michael J. Burns’ resignation as the chief financial officer of the Company on October 27, 2016 (the “Resignation Date”), Mr. Burns entered into a mutual separation and release agreement (the “Separation Agreement”) with the Company pursuant to which Mr. Burns will remain employed with the Company and provide reasonable transition services from the Resignation Date until February 28, 2017 (the “Expected Termination Date”) or such earlier date as his services are terminated pursuant to the Separation Agreement (such earlier date, the “Actual Termination Date”).
The Separation Agreement provides that Mr. Burns is entitled to receive, among other things, his compensation and benefits as in effect as of the Resignation Date through his Actual Termination Date. If Mr. Burns signs a standard release of claims in connection with his termination of employment, he will be eligible to receive (i) a lump sum cash payment of $160,000, (ii) acceleration of vesting as to the unvested portion of each equity award that would have vested in the six months following his Actual Termination Date, and (iii) reimbursement of COBRA premiums until six months following the Actual Termination Date. Additionally, if Mr. Burns works through the Expected Termination Date or is terminated earlier than the Expected Termination Date by the Company other than for Cause or by him for Good Reason and signs a standard release of claims in connection his termination of employment, he will be eligible to receive (i) a cash bonus in accordance with the Company’s bonus plan based upon continuous employment through the Expected Termination Date, (ii) any base salary that would have been paid based upon continuous employment through the Expected Termination Date, (iii) reimbursement of COBRA benefits until six months following the Expected Termination Date, and (iv) accelerated vesting of the unvested portion of each equity award that would have vested in the six months following the Expected Termination Date.
The foregoing description of the Separation Agreement contained herein is qualified in its entirety by reference to the full text of the Separation Agreement, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GIGAMON INC.

By:	/s/ Paul B. Shinn
Paul B. Shinn
Chief Legal Officer and Senior Vice President of Corporate Development
Date: November 12, 2016